UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial,	CO		80112
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors of Quantum Corporation (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. As a result of this process and following careful deliberation, on September 30, 2025, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company's independent registered public accounting firm, effective as of that same date.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended March 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than the explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended March 31, 2025 and 2024 and the subsequent interim period through September 30, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions thereto) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report.

Additionally, during the fiscal years ended March 31, 2025 and 2024 and subsequent interim period through September 30, 2025, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions thereto), except for material weaknesses in the Company's internal control over financial reporting related to controls environment, revenue recognition, manufacturing inventory, and warrants agreements as disclosed in Item 9A, Controls and Procedures of the Company Annual Report on Form 10-K for the years ended March 31, 2025 and 2024. The Audit Committee discussed the subject matter of each of these reportable events with Grant Thornton, and the Company authorized Grant Thornton to respond fully to the inquiries of the successor auditor concerning the subject matter of each of these reportable events.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K and requested Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Grant Thornton’s letter, dated October 6, 2025, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of Independent Registered Public Accounting Firm

As described above, the Audit Committee recently completed a competitive process to select an audit firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026, and related interim periods. On September 30, 2025, the Company, at the recommendation of the Audit Committee, made the decision to select CohnReznick LLP (“CohnReznick”) as auditors for the Company for the fiscal year ending March 31, 2026, contingent upon the execution of an engagement letter following completion of CohnReznick’s standard client acceptance procedures.

During the fiscal years ended March 31, 2025 and 2024, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company, nor anyone acting on its behalf, consulted CohnReznick regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by CohnReznick that CohnReznick concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP dated October 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

October 6, 2025	/s/ Laura A. Nash
(Date)	Laura A. Nash
Chief Accounting Officer